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                                                                                                                        EXHIBIT 99.1

[X] PLEASE MARK VOTES                                      REVOCABLE PROXY
    AS IN THIS EXAMPLE                                    BANK RHODE ISLAND

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS                                                                WITH-   FOR ALL
         FOR ANNUAL MEETING OF SHAREHOLDERS                        PROPOSAL 1.                              FOR    HOLD    EXCEPT
               TO BE HELD MAY 17, 2000                              Election of four Class I Directors,
                                                                    with terms expiring in 2003 (except     [ ]    [ ]      [ ]
 The undersigned hereby authorizes and appoints Malcolm G.          as marked to the contrary below):
Chace, Merrill W. Sherman and Albert R. Rietheimer, and each of     FREDERICK JAMES HODGES, JR., DONALD J.
them, as proxies with full power of substitution in each, to        REAVES, CHERYL L. WATKINS, JOHN A. YENA
vote all shares of Common Stock, par value $1.00 per share, of
Bank Rhode Island (the "Bank") held of record on March 31, 2000    INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
by the undersigned at the Annual Meeting of Shareholders to be     NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN
held at 10:00 a.m., local time, on Wednesday, May 17, 2000, at     THE SPACE PROVIDED BELOW.
The Westin Hotel Providence, One West Exchange Street,
Providence, Rhode Island, and at any adjournments or               ------------------------------------------------------
postponements thereof, on all matters that may properly come
before said meeting.                                                                                        FOR    AGAINST   ABSTAIN

                                                                   PROPOSAL 2.                              [ ]      [ ]       [ ]
                                                                    Ratify the appointment of KPMG LLP
                                                                    as independent public
                                                                    accountants for the Bank.
                                                                   PROPOSAL 3.                              [ ]      [ ]       [ ]
                                                                    Approve principal terms of the Plan
                                                                    of Reorganization and Merger Agreement
                                                                    dated February 15, 2000.

                                                                   THE DIRECTORS RECOMMEND A VOTE FOR EACH PROPOSAL.

                                                                    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED (I) AS DIRECTED
Please be sure to sign and date  ----------------------------      ABOVE, OR, IN THE ABSENCE OF SUCH DIRECTION, THIS PROXY WILL BE
  this Proxy in the bow below.   Date                              VOTED FOR THE SPECIFIED NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS
-------------------------------------------------------------      2 AND 3 AND (II) IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES
                                                                   UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE SAID MEETING OR
                                                                   ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.
  Shareholder sign above        Co-holder (if any) sign above
-------------------------------------------------------------


                              DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED


                                                          BANK RHODE ISLAND


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                      THIS PROXY MUST BE SIGNED EXACTLY AS THE NAME OF THE SHAREHOLDER(S) APPEARS ON THIS CARD
   Executors, administrators, trustees, etc. should give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer.
                                PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                                  ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES
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